Exhibit 32.2

CERTIFICATION UNDER SECTION 906
SARBANES-OXLEY ACT OF 2002

I, Daniel E. Hamilton, the Chief Financial Officer of Crystallex International Corporation (the “registrant”), certify that:

1. Based on my knowledge, the Annual Report on Form 40-F for the year ended December 31, 2005 (“Form 40-F”), as amended, of the registrant fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Based on my knowledge, the information contained in Form 40-F fairly presents, in all material respects, the financial condition and results of operations of the registrant for the year ended December 31, 2005.

Date: June 15, 2006

/s/ Daniel E. Hamilton
Daniel E. Hamilton
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Crystallex International Corporation and will be retained by such corporation and furnished to the Securities and Exchange Commission or its staff upon request.